Exhibit 99.1

vTv Therapeutics Reports Second Quarter 2017 Financial and Operational Results

HIGH POINT, N.C. – (BUSINESS WIRE) – August 2, 2017 – vTv Therapeutics Inc. (vTv) (Nasdaq: VTVT) today provided a corporate update and reported financial and operational results for the second quarter ended June 30, 2017.

“With positive progress in our lead Alzheimer’s and diabetes programs, vTv is pleased to showcase another productive quarter,” said Steve Holcombe, president and CEO of vTv Therapeutics. “At the American Diabetes Association meeting in June, we presented important new updates from our Phase 2 clinical study of TTP273 that may meaningfully expand the treatment options for patients with Type 2 diabetes. We also completed enrollment of Part B of our Phase 3 STEADFAST Study in Alzheimer’s disease, and we are anticipating data from Part A early next year. If positive, those data position vTv Therapeutics to be the first biopharmaceutical company to bring an investigational therapy before the FDA that could potentially delay progression of clinical symptoms of Alzheimer’s disease.”

Second Quarter 2017 Recent Highlights

Phase 3 STEADFAST Study with azeliragon in mild Alzheimer’s disease (AD)

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Part B of the STEADFAST Study completed enrollment in the second quarter. The randomized, double-blind, placebo-controlled study is evaluating whether azeliragon can effectively slow the cognitive and functional decline of patients with mild Alzheimer’s disease over 18 months of treatment. The STEADFAST Study is being conducted under a Special Protocol Assessment and the azeliragon development program has Fast Track designation from the FDA.

2017 American Diabetes Association 77th Scientific Sessions

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In a poster presentation titled, “Is Less More? Learning to dose the oral, non-peptide GLP-1R Agonist, TTP273 in Type 2 Diabetics,” researchers from vTv reviewed results from a concentration/effect analysis on the LOGRA study showing that lower doses of TTP273 may show more pronounced effects for key efficacy endpoints, including a reduction in HbA1c, weight and fasting plasma glucose.

Upcoming Anticipated Milestones

STEADFAST Study (azeliragon in Alzheimer’s disease): Expected to report top-line results from Part A and B of this study in early 2018 and late 2018, respectively.

Second Quarter 2017 Financial Results

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Cash Position: Cash and cash equivalents as of June 30, 2017 were $32.5 million compared to $45.2 million as of March 31, 2017. vTv expects that its cash and cash equivalents will be sufficient to fund its operations through the receipt of top-line results for Part A of our STEADFAST Study, which are expected in early 2018.

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R&D Expenses: Research and development expenses were $9.6 million in the second quarter of 2017, compared to $11.0 million in the first quarter of 2017. The decrease in research and development expense was primarily driven by decreases in spending for the STEADFAST Study as enrollment finalized during the second quarter of 2017.

•	G&A Expenses: General and administrative expenses were relatively consistent between the second and first quarters of 2017 and were $3.0 million and $2.8 million, respectively.

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Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $13.4 million for the second quarter of 2017 compared to net loss before non-controlling interest of $14.3 million for the first quarter of 2017.

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Net Loss per Share: GAAP Net loss per share was $0.41 and $0.44 for the three months ended June 30, 2017 and March 31, 2017, respectively, based on weighted-average shares of 9.7 million in each period. Non-GAAP earnings per fully exchanged share was $0.41 and $0.44 for the three months ended June 30, 2017 and March 31, 2017, respectively, based on non-GAAP fully exchanged weighted-average shares of 32.8 million in each period.

vTv Therapeutics, Inc.

Condensed Combined Consolidated Balance Sheets

(in thousands)

	June 30,	March 31,
	2017	2017
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,513	$45,150
Prepaid expenses and other current assets	639	782
Total current assets	33,152	45,932
Property and equipment, net	374	426
Other long-term assets	2,253	1,971
Total assets	$35,779	$48,329
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$10,734	$11,105
Deferred revenue	—	4
Current portion of notes payable	521	—
Total current liabilities	11,255	11,109
Notes payable	18,516	18,761
Other liabilities	273	269
Total liabilities	30,044	30,139
Commitments and contingencies
Redeemable noncontrolling interest	112,145	141,659
Stockholders’ deficit:
Class A Common Stock	97	97
Class B Common Stock	232	232
Additional paid-in capital	126,077	125,118
Accumulated deficit	(232,816)	(248,916)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(106,410)	(123,469)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$35,779	$48,329

vTv Therapeutics, Inc.

Condensed Combined Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	June 30, 2017	March 31, 2017
Revenue	$13	$30
Operating expenses:
Research and development	9,623	10,960
General and administrative	3,005	2,824
Total operating expenses	12,628	13,784
Operating loss	(12,615)	(13,754)
Interest income	33	27
Interest expense	(832)	(559)
Other income (expense), net	—	—
Loss before income taxes and noncontrolling interest	(13,414)	(14,286)
Income tax provision	—	—
Net loss before noncontrolling interest	(13,414)	(14,286)
Less: net loss attributable to noncontrolling interest	(9,451)	(10,066)
Net loss attributable to vTv Therapeutics Inc.	$(3,963)	$(4,220)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.41)	$(0.44)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,693,254

vTv Therapeutics, Inc.

Condensed Combined Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$13	$182	$43	$558
Operating expenses:
Research and development	9,623	12,149	20,583	23,484
General and administrative	3,005	2,672	5,829	5,253
Total operating expenses	12,628	14,821	26,412	28,737
Operating loss	(12,615)	(14,639)	(26,369)	(28,179)
Interest income	33	22	60	45
Interest expense	(832)	(1)	(1,391)	(3)
Other income (expense), net	—	1	—	—
Loss before income taxes and noncontrolling interest	(13,414)	(14,617)	(27,700)	(28,137)
Income tax provision	—	—	—	—
Net loss before noncontrolling interest	(13,414)	(14,617)	(27,700)	(28,137)
Less: net loss attributable to noncontrolling interest	(9,451)	(10,160)	(19,517)	(19,828)
Net loss attributable to vTv Therapeutics Inc.	$(3,963)	$(4,457)	$(8,183)	$(8,309)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.41)	$(0.47)	$(0.84)	$(0.88)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	9,693,254	9,564,623	9,693,254	9,397,134

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease and Type 2 diabetes as well as treatment of inflammatory disorders and the prevention of muscle weakness.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accountings principals in the U.S. (“GAAP”), we use non-GAAP earnings per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP earnings per fully diluted share is defined as net loss attributable to vTv Therapeutics Inc. including the loss attributable to the non-controlling interest and assuming the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP earnings per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	June 30, 2017	March 31, 2017
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,963)	$(4,220)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B common stock (1)	(9,451)	(10,066)
Net loss before noncontrolling interest	$(13,414)	$(14,286)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	9,693,254	9,693,254
Assumed exchange of Class B common stock (1)	23,119,246	23,119,246
Non-GAAP fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	32,812,500	32,812,500
Non-GAAP earnings per fully exchanged share, basic and diluted	$(0.41)	$(0.44)

	Three Months Ended June 30,
	2017	2016
Numerator:
Net loss attributable to vTv Therapeutics Inc.	$(3,963)	$(4,457)
Reallocation of net income attributable to non-controlling interest from the assumed exchange of Class B common stock (1)	(9,451)	(10,160)
Net loss before noncontrolling interest	$(13,414)	$(14,617)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	9,693,254	9,564,623
Assumed exchange of Class B common stock (1)	23,119,246	23,247,877
Non-GAAP fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	32,812,500	32,812,500
Non-GAAP earnings per fully exchanged share, basic and diluted	$(0.41)	$(0.45)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

Contacts

Investors:

vTv Therapeutics Inc.
Michael Gibralter, 646-378-2938
IR@vtvtherapeutics.com

Media:
Pure Communications Inc.
Katie Engleman, 910-509-3977
Katie@purecommunicationsinc.com